                                                                     EXHIBIT 5.1

                                 July 30, 1996


Casino America, Inc.
711 Washington Loop
Biloxi, Mississippi 39530


Ladies and Gentlemen:

     We have acted as special counsel to Casino America, Inc., a Delaware corporation ("Casino America"), and have advised Casino America in connection with the proposed issuance and sale of up to $300,000,000 principal amount of Casino America's Senior Secured Notes (the "Securities") and the guarantee by certain subsidiaries of Casino America (the "Subsidiary Guarantors") of Casino America's obligations under the Securities (the "Guarantees"). The Securities and the Guarantees are to be issued under an Indenture (the "Indenture") among Casino America, the Subsidiary Guarantors and Fleet National Bank, as Trustee (the "Trustee"), with certain terms of the Securities to be established by certain officers of Casino America who have been authorized by its Board of Directors to do so, as part of the corporate action taken and to be taken (the "Casino America Corporate Proceedings") relating to the issuance of the Securities. The Guarantees will be issued with certain terms to be established by certain officers of the Subsidiary Guarantors who have been authorized by their Board of Directors or Management Committees (in the case of Louisiana Riverboat Gaming Partnership) to do so, as part of the action taken and to be taken (the "Subsidiary Guarantor Proceedings") relating to the issuance of the Guarantees.

     We have participated in the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") being filed jointly by Casino America and the Subsidiary Guarantors pursuant to which the Securities and the Guarantees are to be registered under the Securities Act of 1933, as amended. In addition, we have reviewed, examined and are otherwise familiar with such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that, upon its proper execution by all required signatories, the Indenture shall be a valid and binding instrument and that, upon the completion of the Casino America Corporate Proceedings and the authentication, issuance, sale and delivery

July 30, 1996
Page 2


of the Securities, the Securities shall be legal, valid and binding obligations of Casino America, entitled to the benefits of the Indenture, including such terms as are established pursuant to the Casino America Corporate Proceedings, in accordance with the respective terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affection creditors' rights generally from time to time in effect and to general principles of equity).

     It is also our opinion that, when the Securities have been duly executed, authenticated, issued, sold and delivered, and upon the completion of the Subsidiary Guarantor Corporate Proceedings, the Guarantees will be valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms and entitled to the benefits of the Indenture, including such terms as are established pursuant to the Subsidiary Guarantor Corporate Proceedings, in accordance with the respective terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and the general principles of equity).

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to being named in the prospectus under the caption "Legal Matters" with respect to the matters stated therein. Further, we hereby consent to the incorporation by reference of this opinion and consent in any abbreviated registration statement(s) registering up to an additional 20% aggregate principal amount of Securities and Guarantees filed subsequent to the date hereof.

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                       Very truly yours,



                                       Mayer, Brown & Platt